Healtheon Customer Agreement

         This Healtheon Customer Agreement ("Agreement") is entered into as of the 16th day of September, 1999 ("Effective Date"), by and between Healtheon Corporation, a Delaware corporation with its principal offices at 4600 Patrick Henry Drive, Santa Clara, California 95054 ("Healtheon"), and Alternative Technology Resources, Inc. ("Customer"), a Delaware corporation with offices at 629 J Street, Sacramento, California 95814.

                                    Recitals

A. WHEREAS, Healtheon is in the business of developing and providing medical transaction processing services and Internet-based information services for managed care organizations, health care providers, employers and other health care entities;

B. WHEREAS, Customer desires to obtain such services from Healtheon, and Healtheon is willing to provide such services, subject to the terms and conditions of this Agreement.

     NOW, therefore, for and in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

                                    Agreement

Article 1. Agreement Structure.

     1.1 Transaction Documents. This Agreement anticipates one or more business transactions between Healtheon and Customer, and sets forth the terms and conditions pursuant to which Healtheon will provide one or more Healtheon Services to Customer. For each business transaction, Healtheon will provide the appropriate "Service Exhibit" that will refer to this Agreement, specify the services to be provided thereunder, and provide any additional terms and conditions applicable to such services. A Service Exhibit shall not be binding upon the parties unless and until signed by their respective authorized representatives. Each Service Exhibit may incorporate one or more Schedules. The following are examples of Schedules and a description of their content:

     (a) On-Line Service Specifications. Describes the functions and features of the Healtheon On-Line Services indicated in the corresponding Service Exhibit.

     (b)  Project  Plan.  Describes  the  management,   planning,   development,
          implementation and testing of the development of Healtheon On-Line Services and its integration with Customer's application systems.

     (c) Fee Schedule. Sets forth the one-time and recurring fees payable by Customer for one or more Healtheon Services.

     (d) Other Schedules. Other Schedules may describe other Healtheon Services (e.g., training services, support services, development services) or additional terms and conditions relating to one or more Healtheon Services (e.g., software terms and conditions, performance standards).

     1.2 Incorporation; Conflicts. Each Service Exhibit signed by an authorized representative of each party, and its associated Schedules, are hereby incorporated in full into this Agreement by reference and shall be subject to

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the terms and conditions of this Agreement.  In the case of a conflict among the provisions in the various documents, unless expressly provided otherwise, those of the Service Exhibit prevail over those of the Schedules, and those of this Agreement prevail over those of the Service Exhibits.

Article 2. Services.

     2.1 Healtheon Services. Healtheon will use commercially reasonable efforts to provide the Healtheon Services to Customer under the terms and conditions of this Agreement, including those of the Service Exhibit and associated Schedules.

     2.2 Hardware and Software. Unless otherwise expressly provided in the Service Exhibit or associated Schedules, all computer hardware owned or leased by Customer (including computer hardware used to access and use the Healtheon Services) and all computer software installed on such computer hardware (including, but not limited to, operating systems, browsers, networking systems, telecommunications software, and third party application software) shall be provided by Customer, at its sole expense, and Customer shall be solely responsible for its selection, installation, configuration, testing, operation, maintenance, support and use. Healtheon will be responsible only for the computer hardware owned or leased by Healtheon that is used by Healtheon to render the Healtheon Services.

     2.3 Connectivity. Unless otherwise provided in the Service Exhibit or associated Schedules, Customer is responsible for providing at its sole expense all Internet access, telephone access line and telephone and communications equipment (e.g., modems or other access devices). Customer shall be solely responsible for the selection, installation, configuration, testing, operation, maintenance, support and use of the foregoing items. Healtheon is not obligated hereunder to provide training or support services relative to the foregoing items. Healtheon may, at its option, make available Internet connectivity services via third parties for an additional charge.

     2.4 Backups. Healtheon will store and maintain all Data that it receives for at least one (1) year from the date of receipt, and provide any such Data to Customer if requested by Customer during such one (1) year period. Healtheon is not responsible for the backup or storage of Data beyond this one (1) year period unless otherwise required by any U.S. law or regulation applicable solely to Healtheon. Notwithstanding Healtheon's duty under this Section, Customer is solely responsible for arranging for adequate backup and storage of Data relating to its transactions such that it may replicate any Data conveyed through Healtheon's Services (e.g., in the event Healtheon fails in its duty under this Section).

     2.5 No Restriction. Nothing in this Agreement shall restrict either party from providing other products or services, whether with or without charge, to Customer-affiliated Providers or to any third party.

     2.6 Modification of Services. One or more Healtheon Services may be modified or withdrawn from time to time during the term of this Agreement by Healtheon in its continuing sole discretion, and any such action shall not constitute a breach by Healtheon of any of its obligations hereunder. Healtheon will give Customer sixty (60) days prior written notice of the material modification of or withdrawal of any such Healtheon Service, and require
Customer to negotiate in good faith for a reasonable reduction in the fees charge or to be charged Customer under this Agreement that takes into account the loss of service, functionality, or availability occasioned by the material modification or withdrawal of a Healtheon Service. If the parties are unable to agree on such fee reduction, Customer may terminate this Agreement and Healtheon shall pay to Customer, as Customer's sole and exclusive remedy, a pro-rata refund of all one-time charges incurred under this Agreement prorated based upon a five (5) year straight line depreciation method. Healtheon may deduct from any such payment all other sums due Healtheon from Customer. Upon termination of this Agreement, all of Customer's rights to use the Healtheon Services or the Healtheon Application Software shall terminate.

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Article 3. Contract Management.

     3.1 Contract Managers. The Contract Managers for the parties shall be as follows:

         For Healtheon:                 David W. DeBoard
                                        Healtheon Corporation
                                        4600 Patrick Henry Drive
                                        Santa Clara, California 95054
                             Phone:     (714) 579-1076
                             Facsimile: (714) 579-1076

         For Customer:                  David Edelstein
                                        Alternative Technology Resources, Inc.
                                        629 J Street
                                        Sacramento, California
                             Phone:     (916) 557-9920
                             Facsimile: (916) 447-9324

Unless otherwise specified herein, the Contract Managers for each party shall be primarily responsible for arranging all meetings, visits, and consultations between the parties relating to this Agreement, for receiving all notices under this Agreement, and for coordinating all administrative matters such as invoices, payments, and amendments. The Contract Managers shall also be responsible for coordinating the resolution of any issues and disputes between the parties arising under this Agreement or relating to the Healtheon Services. From time to time during the term of this Agreement, each party may replace its Contract Manager with another person having equivalent authority by providing written notice to the other party.

     3.2 Personnel Resources. Healtheon and Customer shall each commit the number of personnel which are reasonably necessary to perform their respective obligations under this Agreement and as further outlined in the Service Exhibit. Healtheon shall have the sole right and obligation to hire, supervise, manage, contract, direct, procure, perform or cause to be performed all work to be performed by Healtheon and its personnel hereunder. Healtheon, at its option, may engage third party contractors to render services in connection with the performance of the Healtheon Services contemplated hereunder. All Healtheon employees and third-party contractors utilized to provide the Healtheon Services shall have entered into nondisclosure agreements or shall otherwise be subject to obligations of confidentiality sufficient to satisfy Healtheon's confidentiality obligations under this Agreement.

     3.3 Change  Requests.  Customer  may  propose  changes  to this  Agreement, including the Service Exhibit or associated Schedule or other documented agreement developed and mutually agreed upon pursuant thereto (e.g., project plans and schedules). Such Change Requests shall be submitted in writing.
Healtheon shall review the Change Request and advise Customer whether Healtheon's assessment of and response to the Change Request will require payment of fees by Customer to Healtheon. If a Change Request does not, in Healtheon's sole opinion, require Healtheon's expenditure of materially more time and effort, Healtheon shall agree to the change at no additional charge, but may require adjustment of the time schedules. If such Change Request does require, in Healtheon's sole opinion, Healtheon's expenditure of materially more time and effort, Healtheon will provide Customer a cost estimate for implementing the change and shall advise in writing of the impact on the Healtheon Services. No such changes, however, shall become effective until a written amendment specifying the change or changes is executed by authorized representatives of both parties.

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Article 4. Payment.

     4.1 Fees. The service fees, fixed fees, time and materials charges, and other fees payable to Healtheon by Customer for Healtheon Services to be provided hereunder will be set forth in the Service Exhibits.

     4.2 Payment Terms. At the end of each calendar month or part thereof during the term of this Agreement, Healtheon shall prepare an invoice ("Invoice") setting forth in reasonable detail the computation of all amounts owed by Customer to Healtheon hereunder in accordance with the Service Exhibit, and deliver such Invoice to Customer together with the monthly billing summary. All amounts owed by Customer to Healtheon hereunder, as reflected on Healtheon's Invoice, shall be paid by Customer to Healtheon within thirty (30) days following Healtheon's delivery of such Invoice. Invoices not paid by Customer within thirty (30) days from the date of the Invoice shall be subject to a 1-1/2% per month late payment charge, or such lesser maximum amount as may be allowed by applicable law.

     4.3 Fee Adjustments. Unless otherwise expressly stated in a schedule, all fees and charges payable under this Agreement may be adjusted by Healtheon upon sixty (60) days written notice.

     4.4 Records. Either party will maintain accurate and complete records to allow verification of the fees payable pursuant to this Agreement for a period of one year after the date of payment of each monthly Invoice. All information relating to the fees and payments hereunder constitutes Confidential Information, and neither party may disclose such Confidential Information to third parties (except its advisors, attorneys, and accountants) without the prior written consent of the other party.

     4.5 Audit Rights. Either party shall have the right to audit the portion of the other party's books and records relating to the provision or receipt of the Healtheon Services hereunder for the purpose of verifying the fees paid to Healtheon hereunder. Such audits shall be performed by independent third party auditors who agree, in writing, to maintain the confidentiality of the materials audited. Such audits shall occur during regular business hours and with at least two (2) weeks prior written notice to the audited party. During audits, the auditing party agrees to require its third party auditors to follow security and confidentiality procedures reasonably required by other party. The parties will bear their own costs associated with such audits, except that if the audit reveals an undercharge of five percent (5%) or more, the auditing party will bear all costs associated with the audit.

     4.6 Taxes. Customer will be responsible for, and shall pay as invoiced, any applicable sales, use, real or personal property, franchise or other like taxes attributable to the Healtheon Services, the Healtheon Application Software or any other good or service provided by Healtheon to Customer, excluding, however, taxes based upon Healtheon's net income. All fees charged hereunder by Healtheon are net of any such taxes.

Article 5. Intellectual Property.

     5.1 Intellectual Property. As between Healtheon and Customer, Healtheon, and/or its suppliers, own all worldwide rights (including, without limitation, all Intellectual Property Rights), titles, and interests, in and to the Healtheon Services, the Healtheon System and the Healtheon Application Software, including, without limitation, any software and documentation (collectively, the "Healtheon Property"). All rights in the Healtheon Property are expressly reserved by Healtheon. The parties also contemplate that they may individually or jointly develop certain data maps, software, protocols, translations, and interfaces to enable the parties to use and provide the Healtheon Services contemplated under this Agreement (collectively referred to herein as "Interfaces"), and the parties contemplate that certain Intellectual Property Rights in and to such Interfaces may be created (the "Interface Intellectual Property Rights"). Unless expressly provided to the contrary in the Service

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Schedule,  the  parties  hereby  agree that  Healtheon  shall own all  Interface
Intellectual Property Rights. Unless expressly provided to the contrary in the Service Exhibit, Customer hereby assigns all Intellectual Property Rights that Customer may now or hereafter own in the Interface Intellectual Property Rights. Customer agrees upon request and without any additional consideration to execute, acknowledge, and deliver to Healtheon all assignments and other instruments that Healtheon may reasonably request to effectuate the intent of this Section 5.1.

     5.2 Trademarks. Each party owns all right, title, and interest in and to its Marks, and the other party will acquire no rights in such Marks. Except as expressly provided in this Agreement, Service Exhibit or Schedules, neither party shall use the Marks, whether registered or not, of the other party in publicity releases or advertising or in any other manner, without securing the prior written approval of the other party.

Article 6. Grant of Access Rights; Authorized Uses and Authorized Users.

     6.1 Access to the Healtheon Services. Subject to the terms and conditions of this Agreement, Healtheon hereby grants Customer a non-exclusive, non-assignable, non-sublicenseable, and terminable right and license to access and use the Healtheon Services for Authorized Uses only. Upon the expiration or termination of this Agreement, Customer agrees to cease all access to and use of the Healtheon Services, and agrees within ten (10) days of any expiration or termination of this Agreement to revoke the access of all Customer's personnel to the Healtheon System, so that no further access or use of the Healtheon Services may be made by Customer. All rights not expressly granted in this Agreement are reserved to Healtheon. No other rights or licenses, whether express, implied, or arising by estoppel or otherwise are intended or conveyed herein.

     6.2 Use by Authorized Users Only. Healtheon Services may be accessed and used by Authorized Users only. Customer shall not cause or knowingly permit (a) any person that is not an Authorized User to use the Healtheon Services, or (b) any Authorized User to use the Healtheon Services in an unauthorized manner. Customer agrees to report to Healtheon all unauthorized uses and users of the Healtheon Services to Healtheon. An Authorized User's right to use the Healtheon Services shall cease when the Authorized User is no longer an employee, agent or contractor of Customer.

     6.3 Passwords. Upon Customer's request, Healtheon shall issue (or shall in Healtheon's sole discretion, authorize Customer to issue) Customer-unique identification numbers ("IDs") and associated passwords ("Passwords") for its Authorized Users, which IDs and Passwords are required to access the Healtheon Services. Customer shall be solely responsible for transmitting such IDs and Passwords to its personnel and for verifying that such personnel are authorized to access and use the Healtheon Services. Customer shall maintain its IDs and Passwords in strict confidence and shall advise its Authorized Personnel to maintain their IDs and Passwords in strict confidence. Healtheon reserves the right to disable any ID upon reasonable belief that its security has or will be compromised.

Article 7. Confidentiality.

     7.1 Confidentiality Obligations. In the course of performing under this Agreement, each party may receive, be exposed to or acquire the Confidential Information of the other party, its suppliers or customers. The parties (i) shall not disclose to any third party the Confidential Information of the other party except as otherwise permitted by this Agreement, (ii) only permit use of such Confidential Information by its employees and agents having a need to know in connection with performance under this Agreement, and (iii) advise each of their employees, agents, and representatives of their obligations to keep such Confidential Information confidential. Notwithstanding anything to the contrary herein, Healtheon shall be free to use, for its own business purposes, any ideas, suggestions, concepts, know-how or techniques contained in information received from Customer that directly relates to Healtheon's Services. For example, Healtheon shall be free to incorporate any suggested changes or

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modifications  to  the  Healtheon  Services  into  services  provided  to  other customers. Healtheon's receipt of Confidential Information under this Agreement shall not create any obligation that in any way limits or restricts the assignment and/or reassignment of Healtheon's employees to different positions within Healtheon.

     7.2 Confidentiality of Data. Healtheon acknowledges that Data may include Confidential Information of consumers, and agrees to treat such information as Confidential Information, and agrees not to disclose such information except in connection with its obligations hereunder and as may be required or permitted by law or contract. Customer agrees that Healtheon, its licensors, and all other persons or entities involved in the operation of the Healtheon Services, have the right to transmit, monitor, retrieve, store and use Data in connection with the operation of the Healtheon Services.

     7.3 Agreement Confidential. The parties agrees that not to disclose the terms and conditions of this Agreement with any person or entity, without the other party's prior written consent, except for disclosure to its employees who have a need to know the terms of this Agreement.

     7.4 Disclosure Required Court or Government. If a Receiving Party is required to disclose Confidential Information of a Disclosing Party pursuant to court order or government authority, the Receiving Party shall provide reasonable notice where feasible to the Disclosing Party prior to such disclosure and shall cooperate with the Disclosing Party to obtain protection from such disclosure.

     7.5 No Removal of Proprietary Legends. No Receiving Party shall remove, obscure, or deface any proprietary or confidentiality legends relating to the Disclosing Party's rights, on or from any electronic or tangible embodiment of any Confidential Information, without the Disclosing Party's prior written consent.

     7.6 Reports of Third-Party Misappropriation. A Receiving Party shall immediately report to the Disclosing Party any attempt by any person of which the Receiving Party has knowledge (a) to use or disclose the Confidential Information without authorization from the Disclosing Party, or (b) to copy, reverse assemble, reverse compile or otherwise reverse engineer any part of the Healtheon Services or Healtheon Application Software.

Article 8. Representations and Warranties.

     8.1 Healtheon's Representations and Warranties.

          8.1.1 Healtheon Services. Healtheon warrants that Healtheon Services shall be performed in a workmanlike manner. In addition, Healtheon warrants to Customer that the Healtheon On-Line Services shall be rendered so that the Performance Standards shall be met or exceeded. However, Customer acknowledges and agrees that Healtheon uses complex computer software, computer hardware, communication systems, and Internet connectivity to render the Healtheon Services to Customer and third parties, i.e., consumers and Providers affiliated with Customer. Computer software, computer hardware, communication systems, and Internet connectivity of this type are rarely free from defects, perform without interruption, or provide complete security. Thus, the Healtheon System may periodically fail to satisfy the warranties provided in this Section 8.1.1.

          8.1.2. Warranties Relative to Healtheon Application Software. Healtheon warrants to Customer that, for a period of ninety (90) days after final acceptance of the Healtheon Application Software by Customer, the Healtheon Application Software shall (i) conform in all material respects to its end user documentation, (ii) contain no unauthorized code (e.g., back doors, trojan horses, time bombs, or cancelbots), virus, or other mechanisms intended to adversely disable, erase, harm or grant unauthorized access to the Healtheon Application Software, and (iii) beY2K Compliant.

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          8.1.3 Compliance with Applicable Laws.  Healtheon warrants to Customer that it will use  commercially  reasonable  efforts to render the Healtheon
     Services  in  conformance  with  the  Health   Insurance   Portability  and
     Accountability Act of 1996.

          8.1.4  Non-infringement   Representation  and  Warranties.   Healtheon
     represents and warrants to Customer that the use by Customer of the Healtheon Services and the Healtheon Application Software for Authorized Uses will not infringe on any valid and subsisting United States copyright or any valid or subsisting trade secret recognized under the laws of the United States or any of its states that are owned by a third party. Specifically excluded from this representation and warranty, however, is any infringement or misappropriation which arises from, relates to, or is attributable to (a) Customer's modification of the Healtheon Application Software, (b) Third Party Content, or (c) Customer Content. Healtheon also represents to Customer that it has no knowledge that the use of the
     Healtheon Services and the Healtheon Application Software permitted pursuant to this Agreement will infringe on any valid and subsisting United States patent owned by any third party. The foregoing representation does not extend to any knowledge or lack thereof with respect to the possibility of infringement of a United States patent as a result of a Combination Use of the Healtheon Services or the Healtheon Application Software. Healtheon has no duty to investigate or to warn Customer of any possibility of infringement by Combination Use. Customer's sole and exclusive remedy with respect to a breach of the representations and warranty provided in this
     Section 8.1.4 will be for Customer to invoke the infringement defense provisions set forth in Section 12.1.

          8.1.5 Representations and Warranties Solely For Benefit of Customer. The representations and warranties given by Healtheon in this Agreement extend solely to Customer and to no third party whatsoever, including, without limitation, Providers affiliated with Customer.

          8.1.6 EXCLUSIVE REMEDIES. CUSTOMER'S EXCLUSIVE REMEDY FOR ANY DEFAULT OR BREACH OF ANY EXPRESS OR IMPLIED WARRANTY RELATING TO THE HEALTHEON SERVICES, THE HEALTHEON APPLICATION SOFTWARE OR THE HEALTHEON SYSTEM SHALL BE LIMITED TO EITHER THE REPAIR OR REPERFORMANCE OF THE SERVICES AT HEALTHEON'S EXPENSE, OR THE REFUND OF ALL ON-TIME CHARGES AS SPECIFIED IN
     SECTION 11.4 BELOW.

     8.2 Customer Representations and Warranties.

          8.2.1 Compliance with Laws. Customer warrants to Healtheon that it will comply with all Laws that are directly or indirectly applicable to Customer as they may relate to the use or operation of the Healtheon Services or the Healtheon Application Software or Customer's Provider Network. As between Healtheon and Customer, Customer warrants to Healtheon that Customer shall undertake responsibility for compliance with all such Laws (except where such Laws prohibit Healtheon from so shifting responsibility for compliance to Customer). Without limiting the foregoing, Customer expressly represents and warrants to Healtheon that Customer shall comply with all laws and regulations that may now or hereafter govern the offer and/or provision of services through Customer's Provider Network and/or the gathering, use, transmission, processing, receipt, reporting, disclosure, maintenance, and storage of the Data, and that it shall use its best efforts to cause all affiliated Providers and End Users to comply with such laws.

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          8.2.2  Data.  Customer  represents  and  warrants  to  Healtheon  that
     Customer shall, at all times during the term of this Agreement and thereafter, comply with all Laws directly or indirectly applicable to Customer that may now or hereafter govern the gathering, use, transmission, processing, receipt, reporting, disclosure, maintenance, and storage of the Data. Customer further represents and warrants to Healtheon that: (a) when Customer submits Data or other information (e.g., about its affiliated Providers and Provider Network) to Healtheon, Customer has the right and authority to do so; and (b) Customer has the right and authority to view and access the Data it has requested to retrieve in connection with the Healtheon Services.

          8.2.3 Consents. Customer represents and warrants to Healtheon that Customer (and not Healtheon) is, at all times during the term of this Agreement and thereafter, solely responsible for maintaining the confidentiality of the Data on behalf of consumers or other persons or entities to whom the Data may pertain or relate, and obtaining and maintaining all patient consents and all other legally necessary consents or permissions required or advisable to disclose, process, retrieve, and view the Data it submits or receives in connection with the Healtheon Services, and to transmit such Data to providers, and others. Upon Healtheon's request, Customer shall provide, or it will cause the End-Users to provide, Healtheon copies of any such required consents or permissions. TO THE EXTENT CUSTOMER REQUESTS HEALTHEON TO TRANSMIT DATA TO THIRD PARTIES, IN ACTING ON CUSTOMER'S REQUESTS, HEALTHEON HEREBY AGREES THAT IT WILL SERVE AS CUSTOMER'S LIMITED AGENT IN TRANSMITTING PATIENT MEDICAL
     INFORMATION TO OTHER PAYERS, PHYSICIANS, AND OTHER MEDICAL SERVICE PROVIDERS USING HEALTHEON SERVICES FOR SUCH PATIENT.

          8.2.4 Environment. Customer represents and warrants that it shall maintain appropriate safeguards against the destruction, loss, and alterations of the Data, and that it shall maintain commercially-available, network-based virus protection software, which shall be adequate to protect Customer's data, software, and computer and telecommunications hardware.

          8.2.5 Third Party Content. Customer warrants to Healtheon that Customer (and not Healtheon) shall undertake sole responsibility to verify the accuracy, reliability, timeliness, and completeness of Third Party Content before using or relying upon it in any manner whatsoever.

          8.2.6 Federal Health Care Programs. Customer represents and warrants to Healtheon that:

               (a) neither Customer, nor its officers, directors, employees or agents, have engaged in or will engage in any activities that are in violation of Medicare, Medicaid or any other "State Health Care Program" (as defined in Section 1128(h) of the Social Security Act ("SSA")) or "Federal Health Care Program" (as defined in SSA Section 1128B(f)) under 42 U.S.C. ss.ss. 1320a-7, 1320a-7a, 1320a-7b, or
          1395nn, the federal Civilian Health and Medical Plan of the Uniformed Services ("CHAMPUS") statute, or the regulations or rules promulgated pursuant to such statutes or regulations or related state or local statutes or which are prohibited by any private accrediting organization from which Customer seeks accreditation or by generally recognized professional standards of care or conduct, including but not limited to the following activities:

                    (i) knowingly  and willfully  making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

                    (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; or

                    (iii) presenting or causing to be presented a claim for reimbursement under CHAMPUS, Medicare, Medicaid or any other

               State Health Care Program or Federal Health Care Program that is:

                         (A) for an item or service  that the person  presenting
                    or causing to be presented knows or should know was not provided as claimed;

                         (B) for an item or service  and the  person  presenting
                    knows or should know that the claim is false or fraudulent;

                    (iv) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind in return for referring, or to induce the referral of, an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by CHAMPUS, Medicare, Medicaid, or any other State Health Care Program or Federal Health Care Program, or in return for, or to induce, the purchase, lease, or order, or the arranging for or recommending of the purchase, lease, or order, of any good, facility, service, or item for which payment may be made in whole or in part by CHAMPUS, Medicare, Medicaid or any other State Health Care Program or Federal Health Care Program; or

                    (v) knowingly and willfully  making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading) or a material fact with respect to the conditions or operations of a facility in order that the facility may qualify for CHAMPUS, Medicare, Medicaid or any other State Health Care Program or Federal Health Care Program certification, or information required to be provided under SSA ss.1124A.

          (b) neither Customer nor to the best knowledge of Customer any other person who has a direct or indirect ownership interest (as those terms are defined in 42 C.F.R. ss. 1001.1001(a)(2)) in CUSTOMER, or who will have an ownership or control interest (as defined in SSA ss. 1124(a)(3) or any regulations promulgated thereunder) in Customer, or who will be an officer, director, agent (as defined in 42 C.F.R. ss. 1001.1001(a)(2)), or managing employee (as defined in SSA ss. 1126(b)) of Customer and to the best knowledge of Customer:

               (i) has had a civil monetary penalty assessed against it under SSA ss. 1128A;
               (ii) has been excluded from participation under Medicare, Medicaid or any other State Health Care Program or Federal Health Care Program; or
               (iii) has been convicted (as that term is defined in 42 C.F.R.ss. 1001.2) of any of the following categories of offenses as described in SSAss. 1128(a) and (b)(1), (2), (3):

                    (A) criminal offenses relating to the delivery of an item or service under Medicare, Medicaid or any other State Health Care Program or Federal Health Care Program;

                    (B) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a health care item or service;

                    (C) criminal offenses under federal or state law relating to fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct in connection with the delivery of a health care item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local government agency;

                    (D) federal or state laws relating to the interference  with or obstruction of any investigation into any criminal offense described in (a) through (c) above; or

                    (E) criminal offenses under federal or state law relating to
               the   unlawful   manufacture,   distribution,   prescription   or
               dispensing of a controlled  substance.

     8.2.7 Representations and Warranties Extend to Healtheon's Suppliers or Licensors. The representations and warranties given by Customer in this Agreement extend to Healtheon and to its suppliers and licensors.

8.3  Mutual Representations and Warranties.

     8.3.1 Due Organization. Each party represents and warrants to the other party that it is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized, it has the full power to enter into this Agreement and to perform its obligations hereunder, and that the performance by it of its obligations under this Agreement have been duly authorized by all necessary corporate or other actions and will not violate any provision any corporate charter or bylaws.

     8.3.2 No Conflicts. Each party represents and warrants to the other party that neither the execution of this Agreement nor its performance hereunder, will directly or indirectly violate or interfere with the terms of another agreement to which it is a party, or give any governmental entity the right to suspend, terminate, or modify any of its governmental authorizations or assets required for its performance hereunder. Each party represents and warrants to the other party that it will not enter into any agreement the execution and/or performance of which would violate or interfere with this Agreement.

     8.3.3 No Bankruptcy. Each party represents and warrants to the other party that the party is not currently the subject of a voluntary or involuntary petition in bankruptcy, does not currently contemplate filing any such voluntary petition, and is not aware of any claim for the filing of an involuntary petition.

8.4  Disclaimers.

     8.4.1 DISCLAIMER OF IMPLIED WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED HEREIN, HEALTHEON MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW) WITH RESPECT TO THE HEALTHEON SERVICES OR THE HEALTHEON APPLICATION SOFTWARE, AND, IF ANY, ANY OTHER PRODUCTS OR SERVICES PROVIDED OR RENDERED TO CUSTOMER (OR TO A PROVIDER AFFILIATED WITH CUSTOMER) BY HEALTHEON. HEALTHEON EXPRESSLY DISCLAIMS ALL WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ALL WARRANTIES ARISING FROM CONDUCT, COURSE OF DEALING OR CUSTOM OF TRADE, AND (EXCEPT AS SPECIFICALLY SET FORTH IN SUBSECTION 8.1.4), ALL WARRANTIES OF TITLE AND NON-INFRINGEMENT. HEALTHEON DOES NOT WARRANT THAT THE HEALTHEON SERVICES OR THE HEALTHEON APPLICATION SOFTWARE ARE OR WILL BE ERROR-FREE OR, THAT THE USE OR OPERATION OF THE HEALTHEON SERVICES OR THE HEALTHEON APPLICATION SOFTWARE WILL BE UNINTERRUPTED OR SECURE, AND HEALTHEON HEREBY DISCLAIMS ANY AND ALL LIABILITIES ON ACCOUNT THEREOF.

          8.4.2 Results. Healtheon makes no warranty as to: (a) the results that may be obtained from the use of the Healtheon Services, or (b) as to the accuracy, reliability or content of any information or data provided or received by Customer. Healtheon further does not guarantee the payment or the timing of payment of any transactions or claims, if any, submitted using the Healtheon Services. Payment remains the responsibility of the particular consumer of health care services and suppliers with which Customer is working.

          8.4.3 Content. Healtheon cannot be responsible for the accuracy, reliability or content of any Customer or third-party's use or misuse of any information or data transmitted, monitored, stored or received using the Healtheon Services. Healtheon is not responsible for, and does not verify, patient information, referral, eligibility, or claim information or rules, insurance information, or any information entered or generated by others.

Article 9. Errors in Healtheon On-Line Services

     9.1 Procedure. The procedure for correcting Errors in Healtheon's On-Line Services shall be set forth in the Performance Standards.

Article 10. Exclusion of Damages; Limitation of Liability.

     10.1 EXCLUSION OF DAMAGES. CUSTOMER AGREES THAT IN NO EVENT WILL HEALTHEON OR ITS SUPPLIERS OR LICENSORS BE LIABLE TO CUSTOMER OR ANY THIRD PARTY (INCLUDING THE PROVIDERS AFFILIATED WITH CUSTOMER), UNDER ANY THEORY OF LIABILITY, HOWEVER ARISING, FOR ANY COSTS OF COVER OR FOR INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING ANY LOSS OF USE, INTERRUPTION OF BUSINESS, LOSS OF BUSINESS PROFITS, LOSS OF BUSINESS INFORMATION, AND THE LIKE) ARISING OUT OF THIS AGREEMENT, THE PROVISION OR USE OF HEALTHEON SERVICES AND/OR HEALTHEON APPLICATION SOFTWARE, OR THE PROVISION OR USE OF ANY DATA CREATED BY OR ACCESSED THROUGH THE HEALTHEON SERVICES AND/OR HEALTHEON APPLICATION SOFTWARE, EVEN IF HEALTHEON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED WARRANTY OR REMEDY.

     10.2 LIMITATION OF LIABILITY. IF, NOTWITHSTANDING ANY OF THE OTHER PROVISIONS OF THIS AGREEMENT (EXCLUDING CLAIMS COVERED UNDER SECTION 8.1.4), THERE SHALL BE ANY LIABILITY OF HEALTHEON TO CUSTOMER OR ANY THIRD PARTY THAT ARISES OUT OF OR IS IN ANY WAY CONNECTED TO THIS AGREEMENT, HEALTHEON'S AGGREGATE LIABILITY FOR ALL DAMAGES, LOSSES AND CAUSES OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EITHER JOINTLY OR SEVERALLY, SHALL NOT EXCEED THE AMOUNT PAID BY CUSTOMER TO HEALTHEON HEREUNDER DURING THE THREE (3) MONTHS IMMEDIATELY PRECEDING THE DAY THE ACT OR OMISSION OCCURRED THAT GAVE RISE TO THE CLAIM. THIS LIMITATION OF LIABILITY REFLECTS AN ALLOCATION OF RISK BETWEEN THE PARTIES IN VIEW OF THE FEES CHARGED. THE LIMITATIONS IN THIS AGREEMENT SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

Article 11. Term; Breach; Termination.

     11.1 Initial Term and Renewals. The term of this Agreement shall commence on the Effective Date and, unless earlier terminated as provided herein, shall continue for three (3) years from the Effective Date (the "Initial Term"). Upon expiration of the Initial Term, the term of this Agreement shall be automatically renewed for successive one-year periods (individually, a "Renewal Term"), unless sooner terminated in accordance with the provisions herein. Notice of non-renewal of this Agreement after the Initial Term must be given in writing by a party to the other party at least ninety (90) days prior to the commencement of any Renewal Term.

     11.2 Term and Termination of Service Exhibits. Unless otherwise stated in a Service Exhibit, the terms of the Service Exhibit shall coincide with the term of this Agreement. In a Service Exhibit, the parties may specify circumstances under which a party may terminate the Service Exhibit in the absence of a material breach. Under such circumstances, unless otherwise expressly provided in the Service Exhibit, termination will become effective upon thirty (30) days' written notice, and Sections 11.7 and 11.8 shall apply with respect to the subject matter thereof. Termination of a Service Exhibit shall not result in the termination of this Agreement.

     11.3 Termination for Errors. Customer may terminate this Agreement for cause if, upon the completion of the Error Escalation Procedures, Healtheon has failed to resolve a Severity Level I or Severity Level II Level Error (as those terms are set forth in the Performance Standards). Customer shall provide a written notice of breach providing specific details as to the continuing Error that continues to exist and why Customer believes such Error constitutes a Severity I or Severity II Level Error. Upon receipt of a notice of breach, Healtheon shall have ninety (90) days (or such longer period of time acceptable to Customer) in which Healtheon may in its sole discretion:

          (a) Attempt to cure the Error so that it is no longer a Severity I or Severity II Level Error;

          (b) Require Customer to negotiate in good faith for a reasonable reduction in the fees charge or to be charged Customer under this Agreement that take in account the loss of service, functionality, or availability occasioned by the uncorrected Error so long as it shall remain a Severity I or Severity II Level Error; and/or

          (c) Inform Customer in writing that Healtheon will not correct the Error, and allow Customer to terminate this Agreement and receive, as Customer's sole and exclusive remedy, the refund provided in Section 11.4.

     11.4 Effect of Terminations for Errors. Within thirty (30) days after termination of this Agreement pursuant to Section 11.3 above, Healtheon shall pay to Customer, as Customer's sole and exclusive remedy, a pro-rata refund of all one-time charges incurred under this Agreement prorated based upon a five
(5) year, straight line depreciation method. Healtheon may deduct from any such payment all other sums due Healtheon from Customer. Upon termination of this Agreement, all of Customer's rights to use the Healtheon Services or the Healtheon Application Software shall terminate.

     11.5  Terminations  for Other Cause.  Except for  terminations  governed by
Section 11.3, either party has the right to terminate this Agreement at any time if:

          (a) the other party is in material breach of any warranty, term, condition or covenant of this Agreement and (i) fails to cure that breach within ninety (90) days (or, in the case of a breach involving the nonpayment of fees by Customer, ten (10) days) of receiving notice from the non-breaching party which specifies such material breach and demands cure thereof, or (ii) fails to provide the non-breaching party assurance that the breach will be cured within a longer period of time which is acceptable to the non-breaching party; or

          (b) the other party (i) becomes insolvent; (ii) fails to pay its debts or perform its obligations in the ordinary course of business as they mature; (iii) admits in writing its insolvency or inability to pay its debts or perform its obligations as they mature; or (iv) becomes the subject of any voluntary or involuntary proceeding in bankruptcy, liquidation, dissolution, receivership, attachment or composition or general assignment for the benefit of creditors; provided that if such condition is assumed involuntarily it has not been dismissed with prejudice within thirty (30) days after it begins.

     11.6 Effective Date of Termination for Cause. Termination will become effective under Sections 11.6 and 11.5(a) automatically upon expiration of the cure period in the absence of a cure or mutually agreed-upon resolution, and under Section 11.5(b) immediately upon the non-terminating party's receipt of a notice of termination at any time after the specified event or the failure of the specified proceeding to be timely dismissed. Termination for a breach of the provisions of confidentiality under Article 7 above shall become effective immediately upon receipts of written notice thereof.

     11.7 Effect on Rights. Except for terminations governed by Section 11.3, termination of this Agreement by either party shall not act as a waiver of any breach of this Agreement and shall not act as a release of either party from any liability for breach of such party's obligations under this Agreement. Within thirty (30) days of termination of this Agreement, Customer shall pay to Healtheon all sums then due and owing. Upon termination of this Agreement, all licenses and rights to use the Healtheon Services, the Healtheon Application Software, Healtheon Intellectual Property granted under this Agreement shall terminate.

     11.8 Return of Materials. Within thirty (30) days after the Termination of this Agreement, (a) Customer shall return to Healtheon all copies of all Healtheon Application Software provided hereunder, all copies of technical materials, brochures, and marketing materials, and all other materials pertaining to the Healtheon Services which are in Customer's possession, and all tangible embodiments of Healtheon's Confidential Information; and (b) Healtheon shall return to Customer all tangible embodiments of Customer's Confidential Information.

     11.9 Survival. The rights and obligations of Sections 2.5, 4.4, 4.5 and 4.6, and Articles 5, 7, 8, 9, 10, 12, 14, and 15 in their entirety shall expressly survive expiration or any termination of this Agreement

Article 12. Defense and Indemnification.

     12.1  Defense  and  Indemnity  Relative  to  Infringement  Claims  by Third
Parties.

          12.1.1 Limited Covenant to Defend. Healtheon, at its own expense and subject to the terms and conditions of this Section 12.1, will defend claims brought against Customer in the United States by third parties (other than affiliates of Customer) that, if true, would constitute a breach by Healtheon of the non-infringement representations and warranties set forth in Subsection 8.1.4 above. The defense shall only extend to those portions of the claim that, if true, would constitute a breach by Healtheon of the non-infringement representations and warranties set forth in Subsection 8.1.4 above.

          12.1.2 Conditions for Healtheon Defense. To be entitled to defense by Healtheon against a third-party infringement claim:

               (a) Customer shall advise Healtheon of the existence of the claim, by the most expeditious reasonable means, immediately upon learning of the assertion of the claim against Customer (whether or not litigation or other proceeding has been filed or served); and

               (b) Healtheon shall have the sole right to control the defense and/or settlement of all such claims, in litigation or otherwise, provided that Healtheon will not enter into a settlement on behalf of Customer without Customer's prior written approval, such approval not to be unreasonably withheld.

          12.1.3 Infringement Injunctions Obtained by Third Parties. If a third-party infringement claim, of which Healtheon was notified in accordance with Section 12.1.2 (a) (or which Healtheon is otherwise aware), results, or in Healtheon's reasonable opinion is likely to result, in an injunction prohibiting Customer from continued use of the Healtheon Services, the Healtheon Application Software, or portions thereof, then Healtheon shall, in its sole election and at its sole expense:

               (a) procure for Customer the right to continue to use the Healtheon Services or the Healtheon Application Software;

               (b) replace or modify the Healtheon Services or the Healtheon Application Software to make them non-infringing, but, where reasonably possible, preserving the functionality of the Healtheon Services or the Healtheon Application Software; or

               (c) direct Customer to cease use of all of or those portions of the Healtheon Services or the Healtheon Application Software that have been (or, in Healtheon's opinion, are likely to become) enjoined. In such event, the parties agree to use the dispute resolution procedures in Article 13 to determine the future reduction in the fees and charges under this Agreement necessary to reflect the loss of functionality while taking into account the use the Authorized Users have enjoyed until the date the use was terminated. The foregoing states the sole and exclusive remedy of Customer in the event
          Healtheon must direct Customer to cease use of all of or those portions of the Healtheon Services or the Healtheon Application Software that have been (or, in Healtheon's opinion, are likely to become) enjoined.12.1.4 Healtheon Responsibility for Expenses and Infringement Monetary Awards. If a third-party infringement claim, of which Healtheon was notified and which Healtheon has a duty to defend accordance with this Section 12.1, is brought, and if such claim is sustained in a final judgment from which no further appeal is taken or possible, then Healtheon will pay or otherwise satisfy any monetary award entered against Customer as part of such final judgment to the extent such award is adjudged in such final judgment to arise from such infringement, without regard to limitation of liability set forth in Section 10.2.

12.2 Defense and Indemnity Obligations Relative to Other Claims.

               12.2.1 Healtheon's Agreement to Indemnify. Healtheon agrees to defend, indemnify, and hold Customer, its officers, agents, employees and contractors, harmless from any loss, damage or expense, arising from or otherwise in respect of any breach of any representation or warranty of Healtheon set forth in Article 7. (Confidentiality).

               12.2.2 Customer's Agreement to Indemnify. Customer agrees to defend, indemnify, and hold Healtheon and its suppliers or licensors, and its and their officers, agents, employees and contractors, harmless from any loss, damage, or expense, arising from or otherwise in respect of any breach of any obligation, representation or warranty of Customer set forth in Article 7 (Confidentiality) and Section 8.2.

12.3 Indemnity and Defense Administrative Procedures.

               12.3.1 Except for claims covered by Section 12.1.2 (a), for which the shorter period stated therein shall apply, a party seeking to be defended against a claim under this Article 12 (the "Invoking Party"), shall notify the other party (the "Defending Party") within thirty
          (30) days of the assertion of any claim(s) or discovery of any fact upon which the Invoking Party intends to base a claim for defense and/or indemnification under this Article 12. The Invoking Party's failure to so notify the Defending Party will not relieve the Defending Party from any liability under this Agreement to the

          Invoking Party with respect to defense or indemnity with respect to such claim(s), except to the extent the Defending Party demonstrates that the defense of such claim was prejudiced by the failure to so notify.

               12.3.2 If the Defending Party defends the Invoking Party in a lawsuit, arbitration, negotiation, or other proceeding concerning a claim pursuant to this Article 12, then the Invoking Party may engage separate counsel, at the Invoking Party's expense, to monitor and advise the Invoking Party about the status and progress of the matter, but, with respect to any issues involved in a matter as to which the Defending Party has acknowledged the obligation to indemnify the Invoking Party, the Defending Party will have the sole right to control the defense of (and/or to settle or otherwise dispose of) the matter on such terms as the Defending Party in its judgment deems appropriate.

     12.4 Exceptions to Duties to Defend and Indemnify. Except as may be expressly provided otherwise in this Agreement, neither party will be required to defend or indemnify the other party with respect to losses, damages or expenses finally adjudged to have been caused by the indemnified party's own negligence or willful misconduct.

Article 13. Dispute Resolution.

     13.1 Dispute Resolution. Except as provided in Section 13.2 below, if a dispute, controversy, or claim arising out of, or connected with, this Agreement or with the relationship of the parties arises, and the dispute is not resolved by agreement between the Contract Managers, then the parties shall attempt to resolve the dispute by means of the procedure set forth in this Article 13 before initiating any lawsuit.

     13.2 Exceptions. The alternative dispute resolution requirements set forth in this Article 13 shall not apply to claims arising out of, connected to, or related to: (a) any infringement or misappropriation of Healtheon's Intellectual Property Rights, and (b) any violation of the confidentiality obligations set forth in Article 7.

     13.3 Progressive Dispute Negotiation Procedures. Prior to the filing of any suit or initiating arbitration with respect to a dispute, the party believing itself aggrieved (the "Requesting Party") will call for progressive management involvement in the negotiation of the dispute by notice to the other party. Such a notice will be without prejudice to the Requesting Party's right to any other remedy permitted by this Agreement. The parties will use their best efforts to arrange personal meetings and/or telephone conferences as needed, at mutually convenient times and places, between negotiators for the parties at the following successive management levels, each of which will have a period of allotted time as specified below in which to attempt to resolve the dispute:


                                HEALTHEON              CUSTOMER             ALLOTTED TIME

         FIRST LEVEL            Director / Manager     Director / Manager   10 Business Days

         SECOND LEVEL           VP                     VP                   10 Business Days

         THIRD LEVEL            CEO                    CEO                  30 Days


The allotted time for the first-level negotiators will begin on the effective date of the Requesting Party's notice. If a resolution is not achieved by negotiators at any given management level at the end of their allotted time, then the allotted time for the negotiators at the next management level, if any, will begin immediately. If a resolution is not achieved by negotiators at the final management level within their allotted time, then either party may file a lawsuit.

Article 14. Miscellaneous.

     14.1 No Reimbursement. Customer shall be responsible for its own expenses and costs under this Agreement and that Healtheon shall have no obligation to reimburse Customer for any expenses or costs incurred by Customer in connection with Customer activities as they relate to this Agreement.

     14.2 Force Majeure. If either party is unable to perform its obligations under this Agreement due to circumstances beyond its reasonable control (other than obligations for the payment of money or the maintenance of confidentiality), including, but not limited to, acts of God, earthquakes, labor disputes and strikes, riots, war, actions decrees of governmental bodies, changes in applicable Laws, or communications line or power failures, such obligations will be suspended so long as those circumstances persist, provided that the delaying party notifies the other party promptly of the delay and its causes and uses commercially reasonable efforts to recommence performance without delay.

     14.3 Assignment. Neither party shall assign, transfer, or otherwise delegate any of its rights or obligations under this Agreement in whole or in party to any individual, firm or corporation without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided however, that either party may assign its rights and obligations hereunder without approval of the other party to a party that succeeds to all or substantially all of its assets (whether by sale, merger, operation of law or otherwise), provided that such assignee or transferee agrees in writing to be bound by the terms and conditions of this Agreement. Any assignment with consent does not release the assignor from any of its obligations under the Agreement unless the consent so states.

     14.4 No Agency or Authority. Except as expressly provided in Section 8.2.3 when applicable, nothing in this Agreement shall be construed to create an agency, joint venture, partnership or other form of business association between the parties. Neither party has the right or authority to make any contract, representation, or binding promise of any nature on behalf of the other party, whether oral or written, without the express written consent of the other party.

     14.5 No Waiver. The failure on the part of either party to exercise any right or remedy hereunder will not operate as further waiver of such right or remedy in the future or any other right or remedy.

     14.6 Binding. This Agreement shall be binding on the parties, their affiliated companies, subsidiaries, successors, and assigns (if any), and they each warrant that the undersigned are authorized to execute this Agreement on behalf of the respective party. This Agreement is also binding upon the officers, directors, agents, employees, partners, and shareholders of the parties and any other persons acting in concert with them.

     14.7 Governing Law; Jurisdiction; Venue. The laws of the State of California will govern this Agreement without reference to conflicts of law principles. Jurisdiction and venue for all disputes relating to this Agreement shall lie with the state and federal courts located in Santa Clara County, California.

     14.8 Headings. The headings in this Agreement are for purposes of reference only and are not intended to affect the meaning or interpretation of this Agreement.

     14.9 Severability. If any provision in this Agreement is found to be invalid, void, or unenforceable by a court of competent jurisdiction, the remaining provisions will nevertheless continue in full force and effect, and if the invalid, void or unenforceable provision is an essential part of the Agreement, the parties shall immediately begin negotiations for its replacement.

     14.10 No Bias. This Agreement shall be interpreted as written and negotiated jointly by the parties. It shall not be strictly construed against either party, regardless of the actual drafter of the Agreement.

     14.11 Costs, Attorneys' Fees, and Experts' Fees. In the event any obligation of this Agreement must be enforced, through litigation or otherwise, the prevailing party will be entitled to recover reasonable costs and expenses incurred in enforcing the obligation, including costs, reasonable attorneys' fees and experts' fees.

     14.12 Counterparts. This Agreement may be executed in duplicate and either copy or both copies are considered originals.

     14.13 Notices. Any and all notices given under this Agreement shall be in writing and may be effected by personal delivery, facsimile, or mail, registered or certified, postage prepaid with return receipt requested. Notices shall be sent to the parties at their respective addresses set forth on the first page of this Agreement, with a copy to such party's General Counsel. Notices delivered personally or by facsimile shall be deemed given as of actual receipt, and mailed notices shall be deemed given as of seven (7) days after mailing.

     14.14 No Representations. Each party acknowledges that it enters into this Agreement of its own accord and does not do so on the basis of, and does not rely on, any representation, warranty or other provision except as expressly provided herein, and all conditions, warranties or other terms implied by statute or common law are hereby excluded to the fullest extent permitted by law.

     14.15 Insurance. During the term of the Agreement, each party shall maintain, either through external insurance coverage or internal self insurance, such capability to bear risks associated with the performance of this Agreement as is reasonable and prudent under the circumstances.

     14.16 Publicity. The parties shall issue a public announcement and mutually agreed upon press release regarding the parties' relationship and the nature of this Agreement upon execution of this Agreement.

     14.17 U.S. Government Restricted Rights. The Healtheon Service and the Healtheon Application Software are made available only with RESTRICTED RIGHTS. All use, duplication, or disclosure of the Healtheon Service or such software by the government is subject to restrictions as set forth in subparagraphs
(c)(1)(ii) of the Rights in Technical Data Computer Software Clause at DFARs 252.22-70013 and/or subparagraphs c(1) and c(2) of the Commercial Computer Software Restricted Rights Clause at 48 C.F.R. Section 52.227-19, as applicable. The contractor/vendor/manufacturer is Healtheon Corporation, 4600 Patrick Henry Drive, Santa Clara, California 95054, U.S.A.

     14.18 Entire Agreement. This Agreement (including the attached Exhibits and Schedules which are hereby incorporated herein by reference) constitute the final and entire agreement between the parties, and supercedes all prior written and oral agreements, understandings, or communications with respect to the subject matter of this Agreement (including without limitation any memorandums of understanding, written proposals, and term sheets). This Agreement may not be modified except in writing signed by a duly authorized representative of each party. The parties agree that the terms and conditions contained in this Agreement shall prevail over any terms and conditions of any purchase order, acknowledgment form or other instrument.

     14.19 Non-Solicitation. Neither Customer nor Healtheon will, during the initial term of this Agreement and for six (6) months thereafter, hire any employee of the other who engage in activity directly related to this Agreement.

     14.20 Export. Customer shall comply with all export laws and regulations of the Department of Commerce or other United States agency or authority, and shall not export, or allow the export or re-export, of the Healtheon Application Software in violation of such laws or regulations.

Article 15. Glossary.

     15.1 "Authorized User" means Customer employees and contractors who have been duly authorized by Customer to access and use the Healtheon Services.

     15.2 "Authorized Uses" means access to and use of the Healtheon Services or the Healtheon Application Software for the internal business purposes of Customer and use in the manner specified in the end user documentation therefor.

     15.3 "Change Request" means a written request provided by Customer to Healtheon for a modification in the Healtheon Services or for Additional Services, and as further described in Section 3.4.

     15.4 "Combination Use" means use of an item in combination or conjunction with any of the following, unless such use is shown to be infringing when not in combination or conjunction with any of the following, or unless such use is expressly an Authorized Use or expressly identified as non-infringing in this
Agreement:

          (a)  any item other than the item in question;
          (b)  any apparatus other than hardware; and/or
          (c)  any non-use activities by any person or entity.

         15.5 "Confidential Information" means information that: (i) is disclosed in writing or other tangible or intangible form to the Receiving Party by the Disclosing Party or a third party having an obligation of confidence to the Disclosing Party and is designated as proprietary or confidential by or on behalf of a Disclosing Party, (ii) is not generally known in its entirety by the relevant industry or industry segment, and (iii) affords possessors of the information a commercial or business advantage over others who do not have the information. Confidential Information does not include any information that:

          (a) was, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than Receiving Party;
          (b) the Receiving Party can demonstrate was known to the Receiving Party as of the time of its disclosure;
          (c) the Receiving Party can demonstrate was independently developed by the Receiving Party without use of or reference to any code, documentation or materials provided by the Disclosing Party; or
          (d) the Receiving Party can demonstrate was subsequently learned from a third party not under a confidentiality obligation to the Disclosing Party.

     15.6 "Content" means text, graphics, audio, and audiovisual material that may be viewed and downloaded using the Healtheon Services.

     15.7  "Contract  Manager"  means the person  designated as such pursuant to
Section 3.1 of this Agreement, and having the responsibilities set forth therein.

     15.8 "Data" means data and information submitted, transmitted, and received using the Healtheon Services.

     15.9 "Disclosing Party" means the party who discloses its Confidential Information to the other party.

     15.10   "End   Users"   means   Authorized    Users,    Registered   Users,
Customer-Affiliated Providers, and any other third party to whom Customer has authorized the transmittal or receipt of Data.

     15.11 "Error" means an error, defect, or malfunction of the Healtheon System or Healtheon On-Line Service that causes the Healtheon On-Line Service to fail to operate in accordance with its associated On-Line Service Specifications.

     15.12 "Healtheon Application Software" means all computer software, if any,
developed  as  specified  in  the   corresponding   Service  Exhibit,   and  any
modifications or improvements thereto provided by Healtheon hereunder.

     15.13  "Healtheon  Services"  mean the  services  defined  to be  Healtheon
Services  in  the  Service  Exhibit,   and  all  updates,   modifications,   and
improvements thereto provided by Healtheon to Customer hereunder.

     15.14 "Healtheon System" means the entire system, including all related hardware and software, and Healtheon Application Software, now or hereafter developed and operated by or for Healtheon to host, maintain and support Healtheon Services, including all updates, improvements, and modifications thereto.

     15.15 "Intellectual Property " means all worldwide intangible legal rights or interests evidenced by or embodied in (a) any idea, design, concept, method, process, technique, apparatus, invention, discovery, or improvement, including any patents, trade secrets, and know-how; (b) any work of authorship, including any copyrights, moral rights or neighboring rights; (c) any trademark, service mark, trade dress, trade name, or other indicia of source or origin; and (d) any other similar rights.

     15.16 "Laws" mean all laws, statutes, rules, regulations, decrees, practices, and all other requirements of any kind or nature that are applicable, directly or indirectly, to a party whether implemented by any federal, state, or local government body, department, agency, bureau or division or by any trade association, industry organization or other body, the rules of which, are binding upon the party.

     15.17 "Marks" means trademarks, service marks, trade names, logos and such other business identifiers.

     15.18 "Performance Standards" mean the service level and response time requirements for the Healtheon On-Line Services as will be set forth in Schedule 5 of the corresponding Service Exhibit.

     15.19 "Practice" means Healtheon's Internet-based portal service that allows for the secure communication between physicians and other healthcare organizations (e.g., payers, managed care organizations, labs, pharmacies) for the purpose of managing the business functions and clinical work of healthcare. Practice is provided by Healtheon to physicians and their staff members under the terms and conditions of the Practice Website Use Agreement, which Healtheon may modify from time to time.

     15.20 "Provider" means any entity licensed to provide healthcare services, including, but not limited to a physician, hospital, lab, nurse practitioner and the like.

     15.21 "Provider Network" means the network of providers under contract with Customer to provide discounted medical services to consumers who register for Customer's Provider Network via the On-Line Services.

     15.22 "Receiving Party" means a party who is accepting or receiving Confidential Information from the other party.

     15.23 "Registered Users" means those authorized members of a Subscriber's staff who have agreed to the terms and conditions of the Healtheon's Practice Website Use Agreement.

     15.24 "On-Line Service Specifications" means the document that describes the functions and features of the On-Line Services, as specified in the corresponding Service Exhibit.

     15.25 "Subscriber" means a Customer-affiliated physician that has agreed to the terms and conditions of the Healtheon Website Use Agreement.

     15.26 "Third Party Content" means the text, graphics, audio, and audiovisual elements that are proprietary to third parties and may be viewed and downloaded using the Healtheon Services or the Healtheon Application Software. An example of Third Party Content is textual works that are contained on third party web sites, but which may be accessed through a hypertext link.

     15.27 "Y2K Compliant" means the ability of the Healtheon Application Software to calculate and compare date data between the twentieth and twenty-first centuries (including calendar dates for leap years), without impairment in the functioning of the Healtheon Application Software, when used in accordance with its documentation, but only if all associated systems necessary for the installation, operation, use and maintenance of the Healtheon Application Software (e.g., computer hardware, computer software, Internet connectivity, and communication systems) properly exchange date data with the Healtheon Application Software.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and do each hereby warrant and represent that their respective signatory whose signature appears below has been and is on the date of this Agreement duly authorized by all necessary and appropriate corporate action to execute this Agreement.

HEALTHEON CORPORATION                     ALTERNATIVE TECHNOLOGY
                                          RESOURCES, INC.

By:      ______________________  By:      ____________________________

Name:    ______________________  Name:    ____________________________

Title:   ______________________  Title:   ____________________________

Date:    ______________________   Date:     ____________________________

                                SERVICE EXHIBIT A

                              Development Services


         This Service Exhibit A is entered into as of the 16 day of September, 1999, by and between Healtheon Corporation, a Delaware corporation with its principal offices at 4600 Patrick Henry Drive, Santa Clara, California, 95054 ("Healtheon") and Alternative Technology Resources, Inc., a Delaware corporation with offices at 629 J Street, Sacramento, California 95814 ("Customer"). This Service Exhibit incorporates by reference the terms and conditions of the Healtheon Customer Agreement dated September 16th, 1999, entered into between Healtheon and Customer ("Agreement").

                                    Agreement

1.   Services

     1.1 Specifications; Project Plan. In consultation with Customer, Healtheon will prepare refined written specifications ("Specifications") for Internet-based registration services meeting the requirements set forth in Schedule 1. For the purposes of this Agreement, "Healtheon Application Software" includes all software developed by Healtheon to meet the Specifications. The Specifications shall include a more detailed description of the feature and function requirements, the design for the user interface, and the workflow and other requirements for integration of the Healtheon Application Software with Customer's Provider Search Application and Provider Database. The Specifications, however, shall not materially differ from Schedule 1. Healtheon will also consult with Customer to prepare a written project plan ("Project Plan") that will describe in detail the parties' respective Responsibilities, Deliverable Materials, and associated time schedules and dependencies relating to the Development of the Healtheon Application Software. Upon completion of the Specifications or Project Plan document, Healtheon shall submit the document to Customer for formal written approval, such approval not to be unreasonably withheld. If accepted by Customer, the Specifications and Project Plan shall form part of the Agreement and shall be attached to this Service Exhibit as, respectively, Schedules 4 and 5. Failure by Customer to provide written notice of non-acceptance within ten (10) days shall be deemed acceptance. If the parties are unable to agree in writing to mutually acceptable Specifications and Project Plan on or before ninety (90) days after the Effective Date, either party may terminate the Agreement pursuant to Section 11.2 of the Agreement. Such termination shall not relieve Customer from its obligation to pay Healtheon for all fees due and owing Healtheon as of the date of such termination. Unless expressly provided to the contrary in the Specifications or Project Plan, the terms and conditions of this Service Exhibit and associated Schedules shall control over those of the Specifications and/or Project Plan.

     1.2 Development. Following Customer's acceptance of the Specifications and the Project Plan, the parties agree to use commercially reasonable efforts to complete the Development of the Healtheon Application Software in accordance with the Project Plan, and to perform their respective Responsibilities and to provide to the other party their Deliverable Materials within the time frames set forth in the Estimated Schedules. The parties acknowledge and agree that the Estimated Schedule and such other mutually agreed upon time frames are good faith estimates, and it shall not be a breach of the Agreement if the Healtheon Application Software is not developed by the times set forth therein.



          1.2.1 Prototype. In accordance with the Project Plan, Healtheon will render services to develop a prototype of the Healtheon Application Software ("Prototype"). Healtheon shall use combinations of technology as Healtheon, in consultation with Customer, deems appropriate to develop the Healtheon Application Software.

          1.2.2 System Testing and Final Acceptance. In accordance with the Project Plan, the parties will mutually agree upon a Test Plan and Acceptance Criteria for the Healtheon Application Software. Customer shall have thirty (30) days (or such time as otherwise agreed by the parties in writing) from the date of written notice of completion of the Prototype to review, perform System Testing in accordance with the Test Plan, and make any Change Requests for revisions to the Prototype pursuant to Section 3.3 of the Agreement. Customer will give notice of its acceptance or rejection of the Prototype on or before the end of this thirty
               (30) day period. Customer shall accept the Prototype if it substantially meets the Acceptance Criteria. If Customer determines that the Prototype does not substantially conform to the Acceptance Criteria, Customer shall notify Healtheon in writing of the non-conformities identified by Customer. If Customer notified Healtheon of such non-conformities within the thirty (30) day period, Healtheon will correct and document to Customer the corrective actions within thirty (30) days after its receipt of such notice. Upon receiving written notice of completion of such corrective actions, Customer shall immediately retest the Prototype in accordance with the Test Plan and provide notice of acceptance or rejection as set forth above. The foregoing testing and acceptance cycle shall be repeated up to four (4) times before invocation of any other remedy in this Agreement by Customer. Failure to provide notice of acceptance or rejection with fifteen (15) days following completion of System Testing shall be deemed acceptance by Customer of the Prototype.

          1.2.3 Completion of Project Plan. The Project Plan shall specify "Completion Criteria" for the tasks described therein. Each party shall have met its obligations under the Project Plan upon satisfying in all material respects such Completion Criteria. During the Development and testing of the Prototype, the parties agree to work together to determine the cause of any performance problems, and to rectify such performance problems. Upon the successful completion of the Project Plan, and provided that each party has approved the performance and reliability of the Healtheon Application Software in writing (and such approval shall not be unreasonably withheld), Customer may proceed with using the Healtheon Services as described in Service Exhibit B.


     1.3 Launch. Following Customer's final acceptance of the Healtheon Application Software, Healtheon will Launch the On-Line Services (as defined in Service Exhibit B) nationwide upon (a) Customer's achievement of the Minimum National Provider Network Requirement or
          (b) six (6) months from the final acceptance date, whichever is earlier. Healtheon shall have the option, in its sole discretion, to do a Partial Launch of the On-Line Services in targeted Medical Trading Areas, provided that at least twenty (20) percent of the mutually agreed upon targeted Providers in the Medical Trading Area have agreed to participate in Customer's Provider Network. "Launch" means to make the On-Line Services nationally available through the Healtheon Consumer Portal, and "Partial Launch" means to make the On-Line Services available through the Healtheon Consumer Portal to Registered Consumer Users in targeted Medical Trading Areas specified in Schedule 3. Upon the Partial Launch or Launch, whichever is earlier, Healtheon will provide the On-Line Services to Customer in accordance with the terms and conditions of Service Exhibit B for Registration Services executed herewith.

     1.4 Other Services. Customer may from time to time request Healtheon to perform one or more services not described in this Service Exhibit ("Additional Services"), including, but not limited to, requests to enhance the Healtheon Application Software, under such terms and conditions as may be mutually agreed upon by the parties. Such Additional Services and mutually agreed upon terms and conditions will be set forth in a written Statement of Work ("SOW") that references this Agreement and is signed by both parties. In the event of a conflict, the terms and conditions of this Agreement shall override those of the SOW unless expressly provided otherwise in the SOW. Additional Services shall be subject to a time and materials charge, plus reasonable travel and related expenses incurred by Healtheon personnel in performing such Additional Services. Additional Services may be rendered or refused by Healtheon in its sole discretion.

2.   Fees.

     2.1 Development Fees. Customer shall pay Healtheon all fees, charges, and expenses set forth in Schedule 2.

     2.2  Other  Costs.  Except for amounts  payable by Customer as set forth in
          Schedule 2, each party shall bear its own costs related to its activities hereunder.

3.   Additional Provisions.

     3.1 Healtheon Property. All worldwide rights (including, without limitation, all Intellectual Property Rights), titles, and interests, in and to the Healtheon Application Software and related work product developed hereunder (including, but not limited to, the Specifications and Project Plan) shall constitute Healtheon Property. Customer shall have only such rights to use such Healtheon Property, as expressly provided in this Agreement.

     3.2 Provider Search Application and Provider Database. Customer is solely responsible for providing at its own expense Provider Search Application and Provider Database meeting the requirements set forth in the Specifications in the time frames specified in the Project Plan. The parties acknowledge and agree that the Estimated Schedule and such other mutually agreed upon time frames are good faith estimates, and it shall not be a breach of the Agreement if the Provider Search Application is not provided by the times set forth in the Project Plan. Such Specifications will require the Provider Search Application and Provider Database to be able to interface with the Healtheon Application Software via standard Application Program Interfaces (APIs). Customer shall install, host, maintain, and operate the Provider Search Application and Provider Database at its own data center. Customer shall retain all Intellectual Property Rights to the Provider Search Application and Provider Database.

     3.3 Interface Between Healtheon System and Provider System. Healtheon hereby grants to Provider a limited non-exclusive, non-transferable, non-sublicenseable, royalty-free perpetual license to use the specifications for the Interface between the Healtheon System and Customer's application system developed hereunder for its internal business purposes.

4.   Glossary.

     4.1  "Acceptance   Criteria"   means  the  criteria   that  the   Healtheon
          Application   Software  meets  the   Specifications  in  all  material
          respects.

     4.2 "Completion Criteria" means criteria designated as Completion Criteria in the Project Plan.

     4.3 "Deliverable Materials" means the documents, resources, information, approvals, and other materials designated as Deliverable Materials in the Project Plan.

     4.4 "Estimated Schedule" means the estimated schedule for completion of the Project Plan.

     4.5 "Healtheon Consumer Portal" means Healtheon's Internet-based portal service that provides healthcare related information and services to consumers. The Healtheon Consumer Portal is provided by Healtheon to consumers under the terms and conditions of the Consumer Portal Website Use Agreement, which Healtheon may modify from time to time.

     4.6 "Healtheon Services" means the "Development Services", i.e., the project management, planning, service design and definition, development, testing, integration and implementation services Healtheon agrees to provide Customer as part of the Project Plan (including, without limitation, preparation of the Specifications and Project Plan).

     4.7 "Medical Trading Area" means a geographic region in the United States defined by Healtheon in connection with its service offerings. The targeted Medical Trading Areas are specified in Schedule 3.

     4.8 "Member" means an individual who has successfully completed the enrollment process for Customer's Provider Network and has been issued a confirmation number via the On-Line Services.

     4.9 "Minimum National Provider Network Requirement" means 100,000 primary care Providers have contracted with Customer to provide discounted services through Customer's Provider Network in the major metropolitan areas of the United States.

     4.10 "Provider Database" means the database provided, operated, and maintained by Customer that contains information and data relating to Customer's Provider Network, the Providers in the Provider Network, and the discounted services available through the Provider Network. The Provider Database must meet the applicable requirements set forth in the Specifications.

     4.11 "Provider Search Application" means the software application provided, operated, and maintained by Customer that provides search capabilities for Customer's Provider Database. The Provider Search Application must meet the applicable requirements set forth in the Specifications.

     4.12 "Registered Consumer User" means an individual who has successfully completed the enrollment process for the Healtheon Consumer Portal and has been issued an account and password.

5. Schedules. The following Schedules are incorporated by reference and made part of this Service Exhibit:

         Schedule 1:       Healtheon Application Software Specifications
         Schedule 2:       Pricing and Payment
         Schedule 3:       Targeted Medical Trading Areas

         The parties may agree on additional Schedules which, when executed by both parties, shall become a part of this Service Exhibit.

         IN WITNESS WHEREOF, the parties have caused this Service Exhibit to be executed and do each hereby warrant and represent that their respective signatory whose signature appears below has been and is on the date of this Service Exhibit duly authorized by all necessary and appropriate corporate action to execute this Service Exhibit.



HEALTHEON CORPORATION                                ALTERNATIVE TECHNOLOGY

                                                     RESOURCES, INC.



By:                                                  By:
   -----------------------------------------



Name:                                                Name:
     ---------------------------------------



Title:                                               Title:
      --------------------------------------



Dated:                                               Dated:
      --------------------------------------

                                SERVICE EXHIBIT B

                              Registration Services


         This Service Exhibit B is entered into as of the 16th day of September, 1999, by and between Healtheon Corporation, a Delaware corporation with its principal offices at 4600 Patrick Henry Drive, Santa Clara, California, 95054 ("Healtheon") and Alternative Technology Resources, Inc. a Delaware corporation with offices at 629 J Street, Sacramento, California 95814 ("Customer"). This Service Exhibit incorporates by reference the terms and conditions of the Healtheon Customer Agreement dated September 16, 1999, entered into between Healtheon and Customer ("Agreement").

                                    Agreement

1.       Services.

     1.1 On-Line Services. For the purposes of this Service Exhibit, "On-Line Services" means the Registration Services generally described in
          Schedule 1. Healtheon will provide the On-Line Services to Customer in accordance with the terms and conditions of the Agreement.

     1.2 Support Services. Prior to the Launch of the On-Line Services, Healtheon will prepare a Schedule describing such support services. If accepted by Customer, such document will be attached to this Service Exhibit as Schedule 4.

     1.3 Other Services. Customer may from time to time request Healtheon to perform one or more services not described in this Service Exhibit ("Additional Services") under such terms and conditions as may be mutually agreed upon by the parties. Such Additional Services and mutually agreed upon terms and conditions will be set forth in a written Statement of Work ("SOW") that references this Agreement and is signed by both parties. In the event of a conflict, the terms and conditions of this Agreement shall override those of the SOW unless expressly provided otherwise in the SOW. Additional Services shall be subject to a time and materials charge, plus reasonable travel and related expenses incurred by Healtheon personnel in performing such Additional Services. Additional Services may be rendered or refused by Healtheon in its sole discretion.

2.   Provider Network.

     2.1 Generally. Customer is solely responsible for the development, administration, and operation of Customer's Provider Network, including, but not limited to, marketing, contracting with Providers to provide discounted services to Members, and except for Registration, processing all transactions arising from or related to the provision or receipt of services through Customer's Provider Network. Customer agrees to focus its efforts to develop the Provider Network in the targeted Medical Trading Areas specified in Schedule 3. Customer acknowledges and agrees that Healtheon cannot be responsible for the quality of services provided to Members by Customer-affiliated Providers, the results therefrom, or payment or non-payment of or for such services. Accordingly, Customer shall defend, indemnify and hold Healtheon harmless from and against any claim, loss, damage, demand, action, or expense (including attorneys' fees) arising out of or related to the use of Customer's Provider Network by Members and/or the provision of services by Customer-affiliated Providers.

     2.2 Provider Search Application and Provider Database. Customer is solely responsible for providing, updating, maintaining, supporting, and operating at its own expense the Provider Search Application and Provider Database. Customer acknowledges and agrees that the Provider Database and Provider Search Application are necessary to support the On-Line Services-the Provider Database contains the information about Customer's Provider Network, and the Provider Search Application runs the queries sent by consumers via the On-Line Services against the Provider Database and retrieves the search results to be transmitted to Customer via the On-Line Services. Customer represents and warrants that the Provider Search Application and Provider Database shall meet or exceed mutually agreed upon written Performance Standards, which will be attached to this Service Exhibit as Schedule 5. In the event Customer desires to purchase hosting services from Healtheon for the Provider Search Application and Provider Database, the parties shall execute the then current Hosting Services Service Exhibit, and Healtheon shall render hosting services pursuant to the terms and conditions of such agreement. Customer shall defend, indemnify and hold Healtheon harmless from and against any claim, loss, damage, demand, action, or expense (including attorneys' fees) arising out of or related to any errors or omissions in the Provider Search Application and/or Provider Database and/or any third party claims that the use of the Provider Search Application and/or the Provider Database as contemplated hereunder violates third party Intellectual Property Rights.

     2.3 Member Status Changes. Customer is responsible for notifying Healtheon via the On-Line Services of any changes in the status of Members that would affect their use of the On-Line Services, including, but not limited to, termination of their membership in Customer's Provider Network.

3.  Co-Marketing.

     3.1 Joint Marketing. The parties agree to jointly market Practice and the related On-Line Services to existing and prospective Customer-affiliated Providers as will be described in Schedule 6. Healtheon agrees that during the first year of this Agreement, it will underwrite the Practice subscription fee for Providers who subscribe to Practice as a result of such marketing efforts. Such subscription fees shall be underwritten for one (1) year from the date the Provider subscribes to Practice. Each party will bear its own expenses associated with such joint marketing efforts.

     3.2 Promotional Announcement. Healtheon will place a hyperlink (consisting of Customer's name, Mark, and/or other brand indicia) on either the Healtheon Consumer Portal or Practice, as will be mutually agreed upon by the parties. The hyperlink will lead to a promotional announcement for Customer's Provider Network and the On-Line Services. Customer is responsible for providing the content of the announcement. Healtheon, however, shall retain sole discretion over the placement and format of the hyperlink and the announcement. Both parties must approve the promotional announcement before it is implemented, and such approval shall not be unreasonably withheld. Healtheon will display the hyperlink and promotional teaser until the Launch of the On-Line Services. In the event of a Partial Launch, Healtheon will replace the promotional announcement with the actual On-Line Services for Registered Consumer Users in the targeted Medical Trading Areas; however, the promotional announcement will continue to run for all other users until the national Launch.

     3.3 Co-branding. Customer will be entitled to Co-Branding on the Healtheon Consumer Portal. "Co-Branding" means that Customer's name, Mark, and/or other brand indicia will appear on a non-exclusive basis (i.e., with other third party brands) on a web page within the Healtheon Consumer Portal. Customer's brand will be hyperlinked to the On-Line Services. Customer will also be entitled to Co-Branding on the web pages for the On-Line Services. Healtheon shall have sole discretion over the placement and format of all such Co-Branding. All Co-Branding will be consistent with Healtheon's then current Co-Branding guidelines. Nothing in this Agreement shall restrict Healtheon's right to place third party Marks or other brand indicia on Healtheon Consumer Portal web pages.

     3.4 Marketing Materials. Healtheon may, in its sole discretion, provide Customer with information and materials to use in creating brochure(s) describing Practice and the related On-Line Services. Customer may modify, at its sole expense, such materials to make them consistent with its other material but may not substantially change the content of such materials without Healtheon's prior written approval. Customer shall submit pre-production samples of any advertising, merchandising, promotional or display materials containing all or a portion of the marketing materials or describing Practice (collectively "Marketing Materials") to Healtheon, for Healtheon's evaluation and approval as to quality, style, appearance, usage of any Healtheon Marks, and accuracy of the information, prior to any actual production, use or distribution of Marketing Materials by Customer. Subject to Healtheon's prior written approval as set forth above, Customer shall have the right to distribute such approved Marketing Materials to its Customer-affiliated Providers solely in conjunction with the identification, marketing, and promotion of Practice. All use of Healtheon Marks by Customer accrues to the benefit of Healtheon.

     3.5 Use of Customer Marks. Customer shall permit Healtheon to use Customer Marks in the course of performance of this Agreement solely for the purposes of marketing Healtheon services to consumers. Customer hereby grants to Healtheon a non-exclusive, royalty-free, world-wide license to use such Customer Marks as expressly permitted under this Section
          3. All use of Customer Marks by Healtheon accrues to the benefit of Customer. Customer warrants that Healtheon has the right to use any such Customer Marks as contemplated by this Agreement, and that Customer has or shall undertake appropriate measures to ensure the same. Customer shall defend, indemnify and hold Healtheon harmless from and against any claim, loss, damage, demand, action, or expense (including attorneys' fees) arising out of or related to Customer's breach of the foregoing warranties or any third party claim arising from Healtheon's use of Customer Marks as allowed under this Section 3.

     3.6 No Endorsement. Customer acknowledges and agrees that it shall not make any representation suggesting that Healtheon endorses or recommends in any way Customer, Customer-affiliated Providers,

          Customer's Provider Network, and/or the services provided thereunder. Customer further acknowledges and agrees that Healtheon reserves the right to place notices to that effect in the On-Line Services.

4.  Fees.

     4.1 Service Fees. Customer agrees that the Annual Service Fee is due and payable to Healtheon as set forth in Schedule 2. The Annual Service Fee is subject to renegotiation on an annual basis, as calculated from the Launch date.

     4.2 Other Costs. Except for the amounts payable by Customer and by Healtheon as set forth in Schedule 2, each party shall bear its own costs related to its activities hereunder.

5.   Additional Provisions.

     5.1 Notices; Terms of Use. Healtheon reserves the right to place legal notices on the On-Line Services and/or to require consumers, Customer-affiliated Providers, and/or Customer's Authorized Users to agree to a terms of use agreement as a condition to accessing and using the On-Line Services.

     5.2 Modification of Services. Healtheon agrees that it will not materially withdraw or modify the On-Line Services before six (6) months after the Launch date.

     5.3 Registration Fee. Customer is responsible for notifying Healtheon of the Registration Fees it charges consumers to become a Member of Customer's Provider Network. Healtheon will charge such Registration Fees to consumer's credit cards as part of the On-Line Services. The parties agree that a portion of the Annual Service Fees due to Healtheon for the services provided hereunder shall be deducted from the Net Registration Revenue collected by Healtheon, as set forth in
          Schedule 2. "Net Registration Revenue" means the Registration Fees collected by Healtheon after deducting all amounts for (a) any credit card processing charges; (b) applicable taxes; and (c) any charge backs, rejections, or cancellations of previously validated credit card charges. Notwithstanding the foregoing, Customer shall bear all the risk for any partial or whole refunds of the Registration Fee resulting from voluntary (e.g., by Customer's choice) or involuntary (e.g., by Customer) cancellations of membership in Customer's Provider Network, and no such amounts shall be set-off against gross Registration Revenue.

     5.4 Customer-Provider Contracts. The terms and conditions of Customer's contracts with Providers relating to Customer's Provider Network shall constitute Customer's Confidential Information.

6.  Glossary.

     6.1 "Healtheon Consumer Portal" means Healtheon's Internet-based portal service that provides healthcare related information and services to consumers. The Healtheon Consumer Portal is provided by Healtheon to consumers under the terms and conditions of the Consumer Portal Website Use Agreement, which Healtheon may modify from time to time.

     6.2 "Healtheon Services" means, collectively, the On-Line Services and the Support Services.

     6.3 "Medical Trading Area" means a geographic region in the United States defined by Healtheon in connection with its service offerings. The targeted Medical Trading Areas are specified in Schedule 3.

     6.4 "Member" means an individual who has successfully completed the enrollment process for Customer's Provider Network and has been issued a confirmation number via the On-Line Services.

     6.5 "Provider Database" means the database provided, hosted, operated, and maintained by Customer that contains information and data relating to Customer's Provider Network, the Providers in the Provider Network, and the discounted services available through the Provider Network, and all updates, modifications, and improvements thereto made by or for Customer. The Provider Database must meet the applicable requirements set forth in the Specifications.

     6.6 "Provider Search Application" means the software application provided, operated, and maintained by Customer that provides search capabilities for Customer's Provider Database, including all updates, modifications, and improvements made thereto by or for Customer. The Provider Search Application will use the queries received via the On-Line Services to search and retrieve relevant information from the Provider Database, which will be presented to consumers via the On-Line Services. The Provider Search Application must meet the applicable requirements set forth in the Specifications.

     6.7 "Registered Consumer User" means an individual who has successfully completed the enrollment process for the Healtheon Consumer Portal and has been issued an account and password.

     6.8  "Registration  Fee" means the fee Customer charges consumers to enroll
          in  Customer's   Provider  Network  and  to  be  eligible  to  receive
          discounted services from Customer-affiliated Providers.

7. Schedules. The following Schedules are incorporated by reference and made part of this Service Exhibit:

         Schedule 1:       Healtheon Registration Services Specifications
         Schedule 2:       Pricing and Payment
         Schedule 3:       Medical Trading Areas

         The parties may agree on additional Schedules which, when executed by both parties, shall become a part of this Service Exhibit.

         IN WITNESS WHEREOF, the parties have caused this Service Exhibit to be executed and do each hereby warrant and represent that their respective signatory whose signature appears below has been and is on the date of this Service Exhibit duly authorized by all necessary and appropriate corporate action to execute this Service Exhibit.





HEALTHEON CORPORATION                    ALTERNATIVE TECHNOLOGY

                                         RESOURCES, INC.



By:                                      By:



Name:                                    Name:



Title:                                   Title:



Dated:                                   Dated: